UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         December 2, 2005

SUN HEALTHCARE GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

     On December 2, 2005, Sun Healthcare Group, Inc. and its operating subsidiaries (collectively, the "Company") entered into an Amended and Restated Loan and Security Agreement (the "Loan Agreement") with CapitalSource Finance LLC. The Loan Agreement is a $100.0 million revolving line of credit that is expandable, at the Company's option, to $150.0 million. The Loan Agreement is secured by the Company's accounts receivable, inventory, equipment and other assets, including the stock of the Company's operating subsidiaries, but excluding real property, and expires on January 31, 2009. The interest rate with respect to borrowings initially equals 2.75% (which percentage is subject to adjustment after six months based on the Company's fixed charge coverage ratio) plus the greater of (i) 4.31% or (ii) (a) a floating rate equal to the London Interbank Offered Rate for one month adjusted daily or (b), at our option, a rate that is fixed for a period of 30, 60 or 90 days equal to the London Interbank Offered Rate two days prior to the commencement of such period.

     Borrowing availability under the Loan Agreement is generally limited to up to eighty-five percent (85%) of the value of our accounts receivable that are deemed eligible pursuant to the Loan Agreement, plus an overadvance facility equal to an additional 15% of such receivables, but not to exceed $100.0 million. The defined borrowing base as of December 2, 2005 was $70.1 million. The Loan Agreement contains customary events of default, such as our failure to make payments of amounts due, defaults under other agreements evidencing indebtedness, certain bankruptcy events and a change of control (as defined in the Loan Agreement) of Sun. The Loan Agreement also contains customary covenants restricting, among other things, incurrence of indebtedness, liens, acquisitions and dispositions, mergers and investments. We have also agreed to limit our capital expenditures to a maximum of $13.0 million any six-month period. Failure to comply with a covenant or the occurrence of an event of default could result in the acceleration of payment obligations under the Loan Agreement.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

10.1

Amended and Restated Loan and Security Agreement (the "Loan Agreement") dated as of December 2, 2005 by and among Sun Healthcare Group, Inc. (the "Company"), each direct or indirect Subsidiary of the Company identified on the signature pages of the Loan Agreement as a borrower, and CapitalSource Finance LLC.

23.1	Consent of KPMG LLP

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Sr. Vice President and Corporate Controller

Dated:  December 7, 2005